                                                                    EXHIBIT 99.1

DATE:  October 19, 2000

FROM:                                      FOR:
Padilla Speer Beardsley Inc.               Tower Automotive, Inc.
224 Franklin Avenue West                   5211 Cascade Road S.E., Suite 300
Minneapolis, Minnesota 55404               Grand Rapids, Michigan 49546

John Mackay (612) 871-8877                 Anthony Barone (616) 802-1600

FOR IMMEDIATE RELEASE

TOWER AUTOMOTIVE ANNOUNCES OPERATING RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2000

     GRAND RAPIDS, Mich., Oct. 19-- Tower Automotive, Inc. (NYSE: TWR), today announced its operating results for the third quarter and nine months ended September 30, 2000.

     On July 25, 2000, the company replaced its existing credit facility with a new six-year $1.15 billion senior unsecured agreement. As a result, the company recorded an extraordinary loss on the early extinguishment of debt, net of tax, of approximately $3 million during the third quarter.

     For both the third quarter of 2000 and 1999, revenues were $536 million. Operating income declined 42 percent to $28 million from $48 million reported last year. Net income before the extraordinary item charge for the third quarter of 2000 was $10 million, or 21 cents per diluted share outstanding, versus $24 million, or 44 cents per diluted share, in the comparable 1999 period.

     For the nine months ended September 30, 2000, revenues were $1,903 million, a 22 percent increase, compared with $1,565 million in the same period for 1999. Operating income rose 9 percent to $175 million from $161 million reported last year. Net income before the extraordinary item charge for the nine months ended September 30, 2000 was $86 million, or $1.54 per diluted share outstanding, versus $84 million, or $1.52 per diluted share, in the comparable 1999 period.

     In commenting on third-quarter and nine-month results, Dugald K. Campbell, president and chief executive officer of Tower Automotive, said, "Our third-quarter results were impacted by volume declines associated with the Ranger and Explorer programs, heavy truck sales declines, new product launches, and schedule disruptions created by irregular releases from our customers. These conditions have offset a portion of the gains made during the first six months to bring our nine-month results for 2000 to approximately the same level as the results of the comparable 1999 period."

     On July 7, 2000, the company announced that it completed the acquisition of the remaining 60 percent equity interest in Metalurgica Caterina S.A. ("Caterina"), a supplier of structural stampings and assemblies to the Brazilian automotive market. This remaining interest was acquired for consideration of approximately $42 million. Tower Automotive acquired the initial 40 percent equity interest in Caterina in March 1998.

     On September 21, 2000, the company announced that it acquired a 17 percent equity interest in Yorozu Corporation ("Yorozu"), a supplier of suspension modules and structural parts to the Asian and North American automotive markets, from Nissan Motor Co. Ltd. Yorozu is based in Japan and is publicly traded on the first tier of the Tokyo Stock Exchange. Its principal customers include Nissan, Auto Alliance, General Motors, Ford, and Honda. The company will pay Nissan approximately $38 million over the next two and a half years to acquire the 17 percent interest. In addition, the company will have the opportunity to increase its holdings in Yorozu through the purchase of additional Yorozu shares.

     On October 2, 2000, the company announced the signing of a definitive agreement to sell its Roanoke, Va., heavy truck rail manufacturing business to its joint venture partner, Metalsa S. de R.L., which is based in Monterrey, Mexico, for $55 million plus an earnout to Tower Automotive of up to $30 million based on Metalsa heavy truck achieving certain profit levels over the next three years. The transaction is expected to close by the end of December 2000. The company also announced plans to phase out its heavy truck rail manufacturing and related activities in Milwaukee, Wis.; reduce its stamping capacity by closing its Kalamazoo, Mich., facility; and consolidate related support activities across the enterprise. These restructuring activities will result in a pre-tax charge in the fourth quarter in the range of $140 million.

     Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for the automotive manufacturers, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Auto Alliance, Fiat, BMW and Volkswagen. Products include body structural assemblies such as pillars and package trays, control arms, suspension links, engine cradles and full frame assemblies. The company is based in Grand Rapids, Mich., and has its corporate office in Minneapolis, Minn.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results as a consequence of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Tower Automotive operates; a change in the terms, timing or an inability to complete the sale of business to Metalsa; unanticipated costs associated with the discontinuation of operations at Kalamazoo and phasing out of heavy truck rail operations in Milwaukee; and other risks detailed from time to time in the company's Securities and Exchange Commission filings.



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                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                      Three Months Ended                    Nine Months Ended
                                                         September 30,                        September 30,
                                                ------------------------------        ------------------------------
                                                    2000               1999               2000              1999
                                                -----------        -----------        -----------        -----------
Revenues                                        $   536,210        $   536,152        $ 1,902,594        $ 1,565,404

Cost of sales                                       471,482            453,851          1,611,773          1,316,627
                                                -----------        -----------        -----------        -----------
  Gross profit                                       64,728             82,301            290,821            248,777

Selling, general and administrative
  expenses                                           31,535             29,382             99,622             76,386

Amortization expense                                  5,576              4,451             15,793             11,642
                                                -----------        -----------        -----------        -----------
  Operating income                                   27,617             48,468            175,406            160,749

Interest expense, net                                16,405             10,642             43,136             25,171
                                                -----------        -----------        -----------        -----------
  Income before provision for
    income taxes                                     11,212             37,826            132,270            135,578

Provision for income taxes                            4,484             15,130             52,908             54,231
                                                -----------        -----------        -----------        -----------
  Income before equity in earnings of
    joint ventures and minority interest              6,728             22,696             79,362             81,347

Equity in earnings of joint ventures                  5,844              3,664             14,864             10,959

Minority interest - dividends on trust
    preferred securities, net                        (2,619)            (2,619)            (7,857)            (7,861)
                                                -----------        -----------        -----------        -----------
    Income before extraordinary item                  9,953             23,741             86,369             84,445

Extraordinary loss on early
    extinguishment of debt, net                       2,988                 --              2,988                --
                                                -----------        -----------        -----------        -----------
      Net income                                $     6,965        $    23,741        $    83,381        $    84,445
                                                ===========        ===========        ===========        ===========
Basic earnings per common share:
    Income before extraordinary loss            $      0.21        $      0.50        $      1.81        $      1.80
    Extraordinary loss                                (0.06)                --              (0.06)                --
                                                -----------        -----------        -----------        -----------
      Net income                                $      0.15        $      0.50        $      1.75        $      1.80
                                                ===========        ===========        ===========        ===========
Basic shares outstanding                             47,986             47,081             47,649             46,871
                                                ===========        ===========        ===========        ===========
Diluted earnings per common share:
    Income before extraordinary loss            $      0.21        $      0.44        $      1.54        $      1.52
    Extraordinary loss                          $     (0.06)                --              (0.05)                --
                                                -----------        -----------        -----------        -----------
      Net income                                $      0.15        $      0.44        $      1.49        $      1.52
                                                ===========        ===========        ===========        ===========
Diluted shares outstanding                           48,411             64,099             64,284             64,010
                                                ===========        ===========        ===========        ===========

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                    TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                           September 30,           December 31,
                             Assets                                            2000                    1999
------------------------------------------------------------------       -----------------       ----------------
                                                                            (unaudited)
Current assets:
   Cash and cash equivalents                                             $           1,404       $          3,617
   Accounts receivable                                                             347,272                353,351
   Inventories                                                                     116,506                110,897
   Prepaid tooling and other                                                       107,353                 90,191
                                                                         -----------------       ----------------
       Total current assets                                                        572,535                558,056
                                                                         -----------------       ----------------

Property, plant and equipment, net                                               1,213,065              1,075,861
Investments in joint ventures                                                      309,081                290,705
Goodwill and other assets, net                                                     814,945                627,928
                                                                         -----------------       ----------------
                                                                         $       2,909,626       $      2,552,550
                                                                         =================       ================

            Liabilities and Stockholders' Investment
------------------------------------------------------------------
Current liabilities:
   Current maturities of long-term debt and capital
    lease Obligations                                                    $          20,660       $         13,876
   Accounts payable                                                                235,110                276,673
   Accrued liabilities                                                             129,396                140,567
                                                                         -----------------       ----------------
       Total current liabilities                                                   385,166                431,116
                                                                         -----------------       ----------------
Long-term debt, net of current maturities                                          975,405                699,678
Obligations under capital leases, net of current maturities                         17,437                 21,543
Convertible subordinated notes                                                     200,000                200,000
Deferred income taxes                                                               67,525                 50,736
Other noncurrent liabilities                                                       180,325                163,592
                                                                         -----------------       ----------------
       Total noncurrent liabilities                                              1,440,692              1,135,549
                                                                         -----------------       ----------------
Mandatorily redeemable trust convertible preferred securities                      258,750                258,750

Stockholders' investment:
   Preferred stock                                                                       -                      -
   Common stock                                                                        475                    469
   Additional paid-in capital                                                      452,403                437,210
   Retained earnings                                                               377,903                294,522
   Warrants to acquire common stock                                                      -                  2,000
   Deferred income stock plan                                                       (8,942)                (4,484)
   Accumulated other comprehensive income (loss)                                     3,179                 (2,582)
                                                                         -----------------       ----------------
       Total stockholders' investment                                              825,018                727,135
                                                                         -----------------       ----------------
                                                                         $       2,909,626       $      2,552,550
                                                                         =================       ================